UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2006, Citadel Broadcasting Corporation (“Citadel”) entered into an arrangement with Jacquelyn J. Orr with respect to her employment as Vice President, General Counsel and Secretary of Citadel. The description below is a summary of the material terms of her employment.

The term of Ms. Orr’s employment commenced on May 15, 2006. During her employment as Vice President, General Counsel and Secretary of Citadel, Ms. Orr will receive an annual base salary in the amount of $275,000 during her first year of employment (from May 15, 2006 to May 14, 2007) and $300,000 during her second year of employment (from May 15, 2007 to May 14, 2008). Ms. Orr will also be eligible to receive an annual bonus for each year completed during the term of her employment, which will be subject to review by the Compensation Committee of Citadel’s Board of Directors of Ms. Orr’s performance. Ms. Orr’s target incentive bonus opportunity will be between $75,000 and $100,000 in each of the two years. In addition, Citadel granted to Ms. Orr 25,000 shares of restricted stock under Citadel’s Amended and Restated 2002 Long-Term Incentive Plan. The restricted stock was granted pursuant to the terms and conditions of Citadel’s form of restricted stock agreement and vests ratably in one-third portions on each of the first, second and third anniversaries of the date of grant (May 15, 2006). In the event Ms. Orr’s employment is terminated for any reason, other than “for cause”, within one (1) year of the closing of the merger transaction contemplated by the merger agreement between Citadel, Alphabet Acquisition Corp., The Walt Disney Company and ABC Chicago FM Radio, Inc., then (i) Ms. Orr would receive a severance payment in the amount of one (1) year of Ms. Orr’s then current base salary and (ii) all outstanding shares of restricted stock held by Ms. Orr would immediately vest.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On May 16, 2006, Citadel issued a press release announcing the appointment of Jacquelyn J. Orr as Vice President, General Counsel and Secretary of Citadel. A copy of the press release is attached hereto as Exhibit 99.1.

Prior to joining us, Ms. Orr (age 39) served as Associate Counsel for Entercom Communications Corp. since January 2000. She previously worked as Litigation Counsel for CBS Inc. and as an associate at Levine Sullivan & Koch in Washington, DC and Dechert, Price & Rhoads in Philadelphia. The material terms of Ms. Orr’s employment are described in Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release issued by Citadel dated May 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: May 16, 2006	By:	/s/ Farid Suleman
	Name:	Farid Suleman
	Title:	Chairman and Chief Executive Officer